EXHIBIT 9

                OPINION & CONSENT OF JOSEPH P. DECRESCE, COUNSEL

To Whom It May Concern:

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 43 to the Registration Statement on Form N-4 (File No. 002-78020) filed by Phoenix Life Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.

In connection with his opinion, I have reviewed the contracts, the registration statement, the charter and by-laws of the company, relevant proceedings of the Board of Directors, and the provisions of New York insurance law relevant to the issuance of the Contracts.

Based upon this review, I am of the opinion that the contracts, when issued, will be validly issued, and will constitute a legal and binding obligation of Phoenix Life Insurance company.



Very truly yours,



/s/ Joseph P. DeCresce
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Joseph P. DeCresce, Counsel
Phoenix Life Insurance Company




Dated: October 8, 2004